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                                                                      Exhibit 99

                              JB ACQUISITION LLC
                             2828 Arbor Hills Drive
                              Dubuque, Iowa 52001
                                 (319) 557-8627



                                 March 6, 2001


Mr. Thomas O. Miller
Chairman
Eagle Point Software Corporation
4131 Westmark Drive
Dubuque, Iowa 52002-2627

Mr. Dennis J. George
Director
Eagle Point Software Corporation
4131 Westmark Drive
Dubuque, Iowa 52002-2627


CONFIDENTIAL
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Gentlemen:

     This letter outlines the basic terms and conditions of the proposed acquisition (the "Merger") of Eagle Point Software Corporation ("Eagle Point" or the "Company") in the manner described below, by JB Acquisition LLC ("Buyer"), a company formed by John F. Biver. While this letter does not constitute a legally binding agreement (except to the extent described below), and Buyer's proposal is subject to a thorough examination of the business, products, assets and financial and other records of the Company and to the negotiation and execution of a definitive merger agreement (the "Agreement"), this letter does evidence Buyer's good faith intention to proceed on the following basic terms and conditions:

     1.   Merger Structure.   The Merger would be accomplished by a merger of
Eagle Point with a new company (a "merger subsidiary") that would be a wholly owned subsidiary of Buyer. The Agreement would provide for each Eagle Point shareholder, other than Buyer or John F. Biver, to receive $6.40 per share, in cash, except that Rodney L. Blum and Dennis J. George will receive $500,000 and $250,000, respectively, of the price for their shares in the form of a seven-year subordinated note with terms and conditions acceptable to them and to Buyer. Holders of the Company's options, warrants, convertible securities, etc. would receive a cash payment based on a price of $6.40 per share of Company stock, less any applicable consideration payable by the holders upon the exercise, conversion, etc. of such securities. Following the Merger, Buyer would own 100% of the equity interest in Eagle Point on a fully diluted basis.

     2.   Definitive Agreement.   Buyer and the Company will proceed in good
faith toward negotiation and execution of the Agreement, which shall contain mutually agreeable
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Mr. Dennis J. George
March 6, 2001
Page 2

terms, representations, conditions, covenants and indemnities, consistent with the terms of this letter. If the Agreement has not been executed by 5:00 p.m., Buyer's time, on March 30, 2001, either party may terminate this letter upon written notice to the other party, except for the items enumerated in paragraph 9, which shall remain in full force and effect.

     3.   Conditions.   This letter is and, to the extent applicable, the
Agreement will be (except as specified below) subject to the following conditions: (a) a complete review by Buyer of the books, records, business and affairs of the Company; (b) negotiation and execution of the Agreement with mutually agreeable terms, representations, conditions, covenants and indemnities; (c) approval of the Merger by the Board of Directors of the Company; (d) approval of the Merger by stockholders of the Company; (e) receipt of all necessary consents without payment by Buyer or the Company of any penalty from creditors, lessors or customers of the Company; (f) receipt of any regulatory approvals necessary to complete the transaction; (g) financing to complete the transaction in the amount of not less than $11,000,000 on terms and conditions acceptable to Buyer; (h) delivery of an opinion of the Company's investment banker, to the effect that the Merger is fair to the stockholders of the Company from a financial point of view; and (i) completion of an acquisition of the assets, and assumption of related liabilities, of the Building Design and Construction and Structural Engineering divisions from the Company by Rodney L. Blum or an entity controlled by him, to be effective immediately following the completion of the Merger, for a price of $1,100,000 (subject to mutually acceptable closing adjustments) and on other terms and conditions acceptable to Buyer.

     4.   Due Diligence.   The Company agrees to provide to Buyer and its agents
(including any agents of those providing financing to Buyer for the Merger) complete access to all of the Company's books, records, premises, personnel, customers and suppliers (excluding only information protected by the attorney-client privilege, but including such information to the extent that the disclosure thereof to Buyer would not waive such privilege) for purposes of conducting Buyer's investigation. Buyer agrees that all information so provided by the Company and identified as "confidential" will be treated by Buyer as such, that Buyer will not disclose any use of such information except to the extent (a) required by law, (b) such information is otherwise available from third parties or (c) such information is previously known by Buyer from sources other than the Company and that, if this letter shall be terminated without an Agreement having been executed, Buyer will return to the Company all information so identified or will certify to the Company the destruction of such information not returned to the Company.

     5.   Agreements.   Until execution of the Agreement or termination of this
letter, the Company agrees that, without Buyer's prior consent, it will: (a) conduct its business only in the ordinary course, and not engage in any extraordinary transactions; (b) not dispose of any assets of the Company, except in the ordinary course of business; (c) not materially increase the annual level of compensation of any employee, not increase the annual level of compensation of any person whose compensation from the Company in the last preceding fiscal year exceeded $75,000 and not grant any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except in amounts in keeping with past practices by formula or otherwise; (d) not increase, terminate, amend or otherwise modify any plan for the benefit of employees of the
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Mr. Dennis J. George
March 6, 2001
Page 3

Company; (e) not issue any equity securities or any instrument convertible into, exchangeable for or exercisable into (including stock options) equity securities; (f) not pay any dividends, redeem any securities or otherwise cause assets of the Company to be distributed or cash paid to stockholders of the Company; (g) not borrow any funds, under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of the Company's business in a manner, and in amounts, in keeping with historical practices; and
(h) not enter into an employment agreement, severance agreement or similar agreement with any person, whether or not such person is currently employed by the Company. In addition, the Agreement will provide that, upon execution of the Agreement, the Company will appoint John F. Biver as its chief executive officer, with the authority customarily accorded to that position, until the earlier of the closing of the Merger or the termination of the Agreement.

     6.   Non-Applicability of Certain Provisions of State Law.   The Company
represents and warrants to Buyer that none of the business combination provisions of Section 203 of the Delaware General Corporation Law or any similar provisions of such Law or any provisions of the certificate of incorporation or bylaws of the Company will, at the time of the closing of the Merger, be applicable to the Merger or other transactions contemplated by this letter because such provisions do not apply by their terms or because any required approvals of the Company's board of directors have been obtained (without any requirement for the transactions to be approved by more than a majority of the Company's outstanding shares).

     7.   Fees and Expenses.   Each party will be responsible for its own legal,
accounting, investment banking and other expenses incurred in connection with this letter, the Agreement and all matters related thereto. Each party will indemnify and hold harmless the other against the claims of any brokers or finders in respect of the Merger.

     8.   Non-Binding Agreement.   This letter evidences the intent of Buyer to
proceed in good faith to pursue the Merger described above, subject to the conditions stated herein. Except for the provisions of paragraphs 4, 5, 6 and 7, and this sentence, however, nothing herein shall constitute a legally binding agreement of Buyer or the Company. The proposed Merger is expressly conditioned upon Buyer and the Company entering into a mutually acceptable Agreement and upon satisfaction of the conditions contained therein. Unless the Agreement is entered into in writing by such parties, regardless of the reason that the Agreement is not executed, neither Buyer nor the Company shall be under any obligation to the other (except as set forth in paragraphs 4, 5, 6 and 7) for damages, expenses or otherwise, irrespective of any negotiations, agreements or understandings heretofore or hereafter existing between the parties, and irrespective of any implied course of conduct between the parties.

     10.  Governing Law.   The letter shall be governed by and construed in
accordance with the internal laws of the State of Iowa without giving effect to the conflict of laws provisions thereof.

     If the foregoing accurately reflects the basic terms and conditions upon which the Company would be willing to consummate the transactions contemplated by this letter, please sign one copy of this letter of intent and return it to Buyer. This letter may be
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Mr. Dennis J. George
March 6, 2001
Page 4

withdrawn by Buyer, upon notice to the Company, at any time prior to Buyer's receipt of the Company's acceptance of this letter.

                                    Very truly yours,

                                    JB ACQUISITION LLC



                                    By: /s/ John F. Biver
                                       ----------------------
                                       John F. Biver, Manager


Accepted and Agreed as of                 , 2001.
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EAGLE POINT SOFTWARE CORPORATION


By:
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Name:
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Title:
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